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                                                                    Exhibit 21.1


                         Subsidiaries of the Registrant


Names of the Registrant's Subsidiaries                      Jurisdiction
--------------------------------------                      -------------

Mobile Storage Group, Inc.                                  California

Mobile Storage (U.K.) Limited                               United Kingdom

Ravenstock MSG Limited                                      United Kingdom

Raven Hire Limited                                          United Kingdom